Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2012 Financial Results

Marlton, NJ - May 7, 2012 - Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2012 (see attached tables). Total revenue for the first quarter of 2012 was $115.8 million, a decrease of 5.9% from the first quarter of 2011. Consulting fee revenue for the first quarter of 2012 was $99.2 million, an increase of 5.2% from last year’s first quarter.

Operating loss for the first quarter of 2012 was ($2.7 million), an improvement from an operating loss of ($5.3 million) in the first quarter of 2011. Net loss in the first quarter was ($6.7 million) or ($0.17) per diluted share based on 38.5 million diluted shares outstanding, versus a net loss of ($5.6 million), or ($0.15) per diluted share based on 38.3 million diluted shares outstanding in the first quarter of 2011.

The company’s total backlog at March 31, 2012 decreased slightly to $2.292 billion, down from $2.295 billion at December 31, 2011. Twelve-month backlog at March 31, 2012 was down slightly as well to $321 million, from $332 million at December 31, 2011.

“We are obviously disappointed at losing money in the first quarter,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “While the primary driver of our poor results in the first quarter was a debt expense of more than $4.8 million resulting from the recent two-year extension of our credit facility, operating losses are simply not acceptable. We have reexamined our cost structure at every level of the company and we are in the process of cutting a total of nearly $20 million in annual overhead costs that we think will have a very positive impact on our bottom line. That effort combined with positive revenue and sales trends we have seen so far this year should return Hill to profitability by the third quarter,” Richter added.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services.

Total revenue at Hill’s Projects Group during the first quarter of 2012 was $89.0 million, a decrease of 9.1% from the first quarter of 2011. Consulting fee revenue for the first quarter of 2012 at the Projects Group was $73.1 million, an increase of 4.7% from the first quarter of 2011. Operating profit for the Projects Group for the first quarter of 2012 was $3.6 million, an increase of 28.9% from the prior year’s quarter.

Construction Claims Group. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost/damages assessment, delay/disruption analysis, contract review and assessment, risk assessment, adjudication and expert witness testimony services.

Total revenue at Hill’s Claims Group during the first quarter of 2012 was $26.8 million, an increase of 6.7% over the first quarter of 2011. Consulting fee revenue for the first quarter of 2012 at the Claims Group rose to $26.1 million, an increase of 6.7% from the prior year’s quarter. Operating profit for the Claims Group for the first quarter of 2012 was $1.2 million, an improvement from the prior year’s first quarter operating loss of ($0.7 million).

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Tuesday, May 8, 2012, at 11:00 am Eastern Time to discuss the financial results for the quarter ended March 31, 2012. Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 3,200 employees in 110 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three months ended March 31,
	2012	2011

Consulting fee revenue	$99,197	$94,272
Reimbursable expenses	16,616	28,738

Total revenue	115,813	123,010

Cost of services	58,462	55,343
Reimbursable expenses	16,616	28,738

Total direct expenses	75,078	84,081

Gross profit	40,735	38,929

Selling, general and administrative expenses	43,472	44,226
Equity in earnings of affiliates	—	(4)

Operating loss	(2,737)	(5,293)
Interest expense, net	4,841	994

Loss before income taxes	(7,578)	(6,287)
Income tax benefit	(1,041)	(909)

Consolidated net loss	(6,537)	(5,378)
Less: net earnings - noncontrolling interests	199	218

Net loss attributable to Hill International, Inc.	$(6,736)	$(5,596)

Basic loss per common share - Hill International, Inc.	$(0.17)	$(0.15)

Basic weighted average common shares outstanding	38,526	38,276

Diluted loss per common share - Hill International, Inc.	$(0.17)	$(0.15)

Diluted weighted average common shares outstanding	38,526	38,276

Selected Segment Data

	Three months ended March 31,
	2012	2011

Project Management
Consulting fee revenue	$73,141	$69,848
Total revenue	$89,038	$97,924
Gross profit	$26,492	$26,237
Gross profit as a percent of consulting fee revenue	36.2%	37.6%
Selling, general and administrative expenses	$22,937	$23,484
SG&A expenses as a percentage of consulting fee revenue	31.4%	33.6%

Operating profit before equity in earnings of affiliates	$3,555	$2,753
Equity in earnings of affiliates	$—	$4

Operating profit	$3,555	$2,757
Operating profit as a percent of consulting fee revenue	4.9%	3.9%

Construction Claims
Consulting fee revenue	$26,056	$24,424
Total revenue	$26,775	$25,086
Gross profit	$14,243	$12,692
Gross profit as a percent of consulting fee revenue	54.7%	52.0%
Selling, general and administrative expenses	$13,063	$13,427
SG&A expenses as a percentage of consulting fee revenue	50.1%	55.0%
Operating profit (loss)	$1,180	$(735)
Operating profit (loss) as a percent of consulting fee revenue	4.5%	(3.0)%

Selected Other Financial Data

	Three months ended March 31,
	2012	2011

Consulting fee revenue	$99,197	$94,272
Total revenue	$115,813	$123,010
Gross profit	$40,735	$38,929
Gross profit as a percentage of consulting fee revenue	41.1%	41.3%
Selling, general and administrative expenses (excluding corporate expenses)	$36,000	$36,911
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	36.3%	39.2%
Corporate expenses	$7,472	$7,315
Corporate expenses as a percentage of consulting fee revenue	7.5%	7.8%
Operating loss	$(2,737)	$(5,293)
Operating loss as a percent of consulting fee revenue	(2.8)%	(5.6)%
Effective income tax rate	13.7%	14.5%

Selected Balance Sheet Data

	March 31, 2012	December 31, 2011

Cash and cash equivalents	$24,698	$17,924
Accounts receivable, net	$196,824	$197,906
Current assets	$238,683	$231,833
Total assets	$408,987	$407,512
Current liabilities	$192,040	$108,800
Total debt	$98,108	$94,759
Stockholders’ equity:
Hill International, Inc. share of equity	$150,051	$154,136
Noncontrolling interests	$18,960	$18,258

Total equity	$169,011	$172,394

EBITDA Reconciliation

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2012 was $0.4 million compared to a loss of ($2.4 million) in the first quarter of 2011. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, in accordance with SEC Regulation S-K follows:

	Three months ended March 31,
	2012	2011

Net loss	$(6,736)	$(5,596)
Interest expense, net	4,841	994
Income tax benefit	(1,041)	(909)
Depreciation and amortization	3,305	3,102

EBITDA	$369	$(2,409)